UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 25, 2007


                               ViewCast.com, Inc.
             (Exact name of registrant as specified in its charter)

                                     0-29020
                            (Commission File Number)

         Delaware                                           75-2528700
(State or other jurisdiction                (I.R.S. Employer Identification No.)
      of incorporation)

                        3701 W. Plano Parkway, Suite 300
                               Plano, Texas 75075
             (Address of principal executive offices, with zip code)

                                 (972) 488-7200
              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 25, 2007 ViewCast.com, Inc. issued a press release announcing that the company's working capital experienced a turn around due to increased product sales and cash flow during 2006 and recent initiatives to restructure the balance sheet. ViewCast's net working capital was $2.9 million at December 31, 2006, a $5.7 million increase from September 30, 2006, resulting in a current ratio of 2.5 as of December 31, 2006.

ViewCast also described a strategy to strengthen the company's balance sheet and summarized previous actions that were a part of that strategy including (i) the fourth quarter 2006 conversion agreement of $9.2 million debt with H. T. (Horace) Ardinger, former chairman of the board and a principal shareholder of the company, and the Ardinger Family Partnership, Ltd., and (ii) the exercise of public and public equivalent warrants.

Horace Ardinger exercised 100 percent of his public and public equivalent warrants and a majority of other warrant holders also elected to exercise their warrants resulting in the exercise of more than 90 percent of the company's outstanding public and public equivalent common stock purchase warrants during February 2007 with approximately 32,045,256 shares of its common stock outstanding. Due to the exercised warrants, ViewCast received $972,018 in new capital which will be used to fund additional business development.

A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated into this Form 8-K by reference.


Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

99.1. Press Release issued April 25, 2007


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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     ViewCast.com, Inc.


Date: April 25, 2007                                 By: /s/ Laurie L. Latham
                                                         -----------------------
                                                         Laurie L. Latham
                                                         Chief Financial Officer


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


                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------------------------------------------------

99.1                       Press Release issued April 25, 2007


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